Exhibit 99.1

AMGEN AND WATSON ANNOUNCE COLLABORATION TO DEVELOP AND COMMERCIALIZE ONCOLOGY BIOSIMILARS

THOUSAND OAKS, Calif. and PARISIPPANY, N.J. – (Dec. 19, 2011) – Amgen (NASDAQ: AMGN) and Watson Pharmaceuticals, Inc (NYSE: WPI) announced today that they will collaborate to develop and commercialize, on a worldwide basis, several oncology antibody biosimilar medicines. This collaboration reflects the shared belief that the development and commercialization of biosimilar products will not follow a pure brand or generic model, and will require significant expertise, infrastructure, and investment to ensure safe, reliably supplied therapies for patients.

Under the terms of the agreement, Amgen will assume primary responsibility for developing, manufacturing and initially commercializing the oncology antibody products. Watson will contribute up to $400 million in co-development costs over the course of development, including the provision of development support, and will share product development risks. In addition, Watson will contribute its significant expertise in the commercialization and marketing of products in highly competitive specialty and generic markets, including to help effectively manage the lifecycle of the biosimilar products. The collaboration products are expected to be sold under a joint Amgen/Watson label. Watson will initially receive royalties and sales milestones from product revenues. The collaboration will not pursue biosimilars of Amgen’s proprietary products.

“The pairing of Amgen’s 30 years of experience in biologics together with Watson’s substantial generics and specialty pharmaceutical experience and complementary commercial and distribution capabilities provides great potential for worldwide patient access to high quality oncology biosimilar medicines,” said Robert A. Bradway, president and chief operating officer at Amgen. “Biosimilars provide an exciting long-term growth opportunity for Amgen. We have a dedicated team to leverage existing capabilities and capacity and drive the success of the collaboration.”

“This collaboration places Amgen and Watson in an unparalleled position in the global biosimilars market by capitalizing on best-in-class capabilities in both innovative biologics and specialty pharmaceuticals and generics,” said Paul Bisaro, president and chief executive officer at Watson. “Forging this collaboration delivers on the Watson promise to be a leader in

AMGEN AND WATSON ANNOUNCE COLLABORATION TO DEVELOP AND COMMERCIALIZE ONCOLOGY BIOSIMILARS

the field of biosimilars, and does so in a way that helps manage the substantial financial investment, operational capabilities and broad commercial skills required to bring safe, high-quality and cost-effective biosimilar therapies to patients. We believe that biosimilars are the next frontier in the evolution of the healthcare market, and we are prepared to bring all of our resources to bear in this collaboration to ensure this partnership can most effectively compete in the biosimilar space, and thereby generate significant long-term value for our respective shareholders.”

Watson will host a conference call and webcast today at 5:00 pm Eastern Standard Time to discuss the transaction. The dial-in number to access the call is (877) 251-7980, or from international locations, (706) 643-1573. A taped replay of the call will be available by calling (855) 859-2056 with access pass code 37129758. The replay may be accessed from international locations by dialing (404) 537-3406 and using the same pass code. This replay will remain in effect until midnight Eastern Standard Time, January 9, 2012. To access the live webcast, go to Watson's Investor Relations website at http://ir.watson.com.

About Amgen

Amgen discovers, develops, manufactures and delivers innovative human therapeutics. A biotechnology pioneer since 1980, Amgen was one of the first companies to realize the new science’s promise by bringing safe and effective medicines from lab, to manufacturing plant, to patient. Amgen therapeutics have changed the practice of medicine, helping millions of people around the world in the fight against cancer, kidney disease, rheumatoid arthritis, bone disease and other serious illnesses. With a deep and broad pipeline of potential new medicines, Amgen remains committed to advancing science to dramatically improve people’s lives. To learn more about our pioneering science and our vital medicines, visit www.amgen.com. Follow us on www.twitter.com/amgen.

About Watson Pharmaceuticals, Inc.

Watson Pharmaceuticals, Inc. is an integrated global specialty pharmaceutical company. The Company is engaged in the development, manufacturing, marketing and distribution of generic pharmaceuticals and specialized branded pharmaceutical products focused on Urology and Women’s Health. Watson has operations in many of the world’s established and growing international markets.

For press release and other company information, visit Watson Pharmaceuticals’ Web site at http://www.watson.com.

Amgen Forward Looking Statements

This news release contains forward-looking statements that involve significant risks and uncertainties, including those discussed below and others that can be found in Amgen’s Form 10-K for the year ended Dec. 31, 2010, and in its periodic reports on

Form 10-Q and Form 8-K. Amgen is providing this information as of the date of this news release and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

No forward-looking statement can be guaranteed and actual results may differ materially from those Amgen projects. Amgen’s results may be affected by Amgen’s ability to successfully market both new and existing products domestically and internationally, clinical and regulatory developments (domestic or foreign) involving current and future products, sales growth of recently launched products, competition from other products (domestic or foreign), difficulties or delays in manufacturing its products. In addition, sales of Amgen products are affected by reimbursement policies imposed by third-party payors, including governments, private insurance plans and managed care providers and may be affected by regulatory, clinical and guideline developments and domestic and international trends toward managed care and healthcare cost containment as well as U.S. legislation affecting pharmaceutical pricing and reimbursement. Government and others’ regulations and reimbursement policies may affect the development, usage and pricing of Amgen products. Furthermore, Amgen’s research, testing, pricing, marketing and other operations are subject to extensive regulation by domestic and foreign government regulatory authorities. Amgen or others could identify safety, side effects or manufacturing problems with Amgen products after they are on the market. Amgen’s business may be impacted by government investigations, litigation and products liability claims. Further, while Amgen routinely obtains patents for its products and technology, the protection offered by its patents and patent applications may be challenged, invalidated or circumvented by its competitors. Amgen depends on third parties for a significant portion of its manufacturing capacity for the supply of certain of its current and future products and limits on supply may constrain sales of certain of its current products and product candidate development. In addition, Amgen competes with other companies with respect to some of its marketed products as well as for the discovery and development of new products. Discovery or identification of new product candidates cannot be guaranteed and movement from concept to product is uncertain; consequently, there can be no guarantee that any particular product candidate will be successful and become a commercial product. Further, some raw materials, medical devices and component parts for Amgen products are supplied by sole third-party suppliers. Amgen’s business performance could affect or limit the ability of its Board of Directors to declare a dividend or its ability to pay a dividend or repurchase Amgen common stock.

Watson Forward Looking Statements

Statements contained in this press release that refer to non-historical facts are forward-looking statements that reflect Watson's current perspective of existing information as of the date of this release. It is important to note that Watson's goals and expectations are not predictions of actual performance. Actual results may differ materially from Watson's current expectations depending upon a number of factors, risks and uncertainties affecting Watson's business. These factors, risks and uncertainties include, among others, the difficulty of predicting the United States and foreign regulatory approval requirements for the biologic products that are the subject of the collaboration agreement between Watson and Amgen; uncertainty concerning the timing, expense and outcome of clinical programs and other product development efforts; the ability to successfully enforce intellectual property rights and defend against claims alleging infringement of third party intellectual property rights; the impact of competitive products and

AMGEN AND WATSON ANNOUNCE COLLABORATION TO DEVELOP AND COMMERCIALIZE ONCOLOGY BIOSIMILARS

pricing; the timing and success of product launches; difficulties or delays in manufacturing; the availability and pricing of third party sourced products and materials; successful compliance with U.S. Food and Drug Administration and other governmental regulations applicable to Watson and its third party manufacturers' facilities, products and/or businesses; changes in the laws and regulations, including Medicare and Medicaid and similar foreign laws, affecting among other things, pricing and reimbursement of pharmaceutical products; and such other risks and uncertainties detailed in Watson's periodic public filings with the Securities and Exchange Commission, including but not limited to Watson's quarterly report on form 10-Q for the quarter ended September 30, 2011 and Watson's annual report on Form 10-K for the year ended December 31, 2010. Except as expressly required by law, Watson disclaims any intent or obligation to update these forward-looking statements.

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CONTACT: Amgen, Thousand Oaks

Mary Klem, 805-447-6979 (media)

Arvind Sood, 805-447-1060 (investors)

CONTACT: Watson,

Charlie Mayr, 862-261-8030 (media)

Patty Eisenhaur, 862-261-8141 (investors)